SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amend. No. ________)

Filed by the registrant    ☒

Filed by a party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary proxy statement
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☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material under Rule 14a-12

Biotel Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

BIOTEL INC.
11481 Rupp Drive
Burnsville, Minnesota 55337
(952) 890-5135

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 21, 2005

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Biotel Inc., a Minnesota corporation, will be held on Monday, November 21, 2005, at 3:00 p.m., Central Daylight Time, at our corporate offices, 11481 Rupp Drive, Burnsville, Minnesota 55337, for the following purposes:

1.	To elect six directors to hold office for one-year terms or until their successors are elected or appointed.

2.	To transact such other business as may properly come before the meeting and any adjournments thereof.

        Only holders of record of our common stock at the close of business on October 14, 2005 will be entitled to notice of, and to vote at, the annual meeting or any adjournment thereof.

        You are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy and return it in the enclosed reply envelope as promptly as possible.

BY ORDER OF THE BOARD OF
DIRECTORS

B. Steven Springrose
President and
Chief Executive Officer

October 28, 2005

PROXY STATEMENT

BIOTEL INC.

11481 Rupp Drive
Burnsville, Minnesota 55337
(952) 890-5135

Annual Meeting of Shareholders – November 21, 2005

GENERAL

        The enclosed proxy is solicited by the board of directors of Biotel Inc., a Minnesota corporation, for use at the annual meeting to be held on Monday, November 21, 2005, at 3:00 p.m., Central Daylight Time, at our corporate offices, 11481 Rupp Drive, Burnsville, Minnesota 55337, or any adjournment thereof. Solicitations are being made by mail and may also be made by our directors, officers and employees. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting thereof by so notifying us in writing at the above address, attention: B. Steven Springrose, or by appearing and voting in person at the meeting. Shares represented by proxies will be voted as specified in the proxies. In the absence of specific instructions, proxies will be voted (to the extent they are entitled to be voted on such matters) (1) FOR the election to the board of directors of the nominees named in this proxy statement and (2) in the proxy’s discretion upon such other business as may properly come before the annual meeting. So far as our management is aware, no matters other than those described in this proxy statement will be acted upon at the annual meeting.

        Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspector appointed for the meeting and will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as shares that are present for the purpose of determining the presence of a quorum, but will not be considered as present and entitled to vote with respect to that matter.

        We will pay all of the expenses involved in preparing, assembling and mailing this proxy statement and the material enclosed herewith. We may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock. This proxy statement and our annual report for the fiscal year ended June 30, 2005 are being mailed to shareholders on or about October 28, 2005.

Requests for Copies of our Annual Report on Form 10-KSB

        Only one copy of our annual report and proxy statement are being mailed to shareholders sharing an address unless Biotel has received contrary instructions from one or more of the shareholders. Biotel will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement to a shareholder at a shared address to which a single copy was delivered. Shareholders wishing to receive additional copies of either the annual report or proxy statement for the 2005 annual meeting or who share an address with another shareholder and are receiving multiple copies and would like to receive a single copy should call B. Steven Springrose at (952) 890-5135 or send a letter to him at the following address:

Biotel Inc.
11481 Rupp Drive
Burnsville, Minnesota 55337

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        As of October 14, 2005, the record date for determining shares entitled to notice of and to vote at our annual meeting, 2,649,827 shares of our common stock were outstanding. Each common share is entitled to one vote.

        Information as to the name, address and stockholdings of: (i) each person known by Biotel to be a beneficial owner of more than five percent of our common stock; (ii) each director and nominee for election to the board of directors; (iii) each executive officer named in the Summary Compensation Table; and (iv) by all executive officers and directors, as a group, as of September 30, 2005 is set forth below. Except as indicated below, we believe that each person has the sole (or joint with spouse) voting and investment powers with respect to such shares.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class
B. Steven Springrose	209,250	(2)	7.9%

Harold A. Strandquist	49,000	(3)	1.8%

L. John Ankney	10,000	(4)	*

Stanley N. Bormann	28,750	(5)	1.0%

David A. Heiden	10,000	(6)	*

C. Roger Jones	228,150		8.6%

Spencer M. Vawter	26,000	(7)	*

Ronald Ordway	154,000		5.8%

Donna Horschmann Moyer	290,830		11.0%

Charles Moyer	266,830		10.1%

Jonathon R. Ordway	220,590		8.3%
1868 Tucker Industrial Road
Tucker, GA 30084

Innovative Physician Services (8)	180,628		6.8%
1176 Main Street, Building C
Irvine, CA 92614

Elk Corporation (9)	180,000		6.8%
2-17-4
Yushima, Bunkyo-Ku
Tokyo 113-00034
Japan

Bernard B. Klawans	145,125		5.5%

All directors and executive officers	588,150	(10)	20.6%
as a group (8 persons)

(footnotes on following page)

*	Less than one percent.
(1)	Unless otherwise described, the address of the beneficial owner is 11481 Rupp Drive, Burnsville, Minnesota 55337.
(2)

Includes options for the purchase of 98,000 shares of common stock that are currently exercisable. Excludes 52,000 shares of common stock issuable upon exercise of options that are not currently exercisable and will not become exercisable within 60 days of September 30, 2005.

(3)

Consists of options for the purchase of 49,000 shares of common stock that are currently exercisable. Excludes 25,000 shares of common stock issuable upon exercise of options that are not currently exercisable and will not become exercisable within 60 days of September 30, 2005.

(4)	Consists of options for the purchase of 10,000 shares of common stock that are currently exercisable or will become exercisable within 60 days of September 30, 2005.
(5)	Includes options for the purchase of 10,000 shares of common stock that are currently exercisable or will become exercisable within 60 days of September 30, 2005.
(6)	Consists of options for the purchase of 10,000 shares of common stock that are currently exercisable or will become exercisable within 60 days of September 30, 2005.
(7)	Consists of options for the purchase of 26,000 shares of common stock that are currently exercisable or will become exercisable within 60 days of September 30, 2005.
(8)

Innovative Physician Services is a wholly-owned subsidiary of Cardiac Science Corporation, a public company (CSCX). Based on publicly available information, Cardiac Science has no controlling shareholder. Therefore, the vote of Biotel shares owned by Innovative Physician Services is made by an appointed officer of Cardiac Sciences, Inc.

(9)	Elk Corporation is a company traded on the Osaka Stock Exchange in Japan.
(10)	Includes options for the purchase of 209,000 shares of common stock that are currently exercisable or will become exercisable within 60 days of September 30, 2005.
_________________

PROPOSAL 1:
ELECTION OF DIRECTORS

Nomination and Election of Directors

        Our bylaws provide that the size of our board of directors shall be three directors, which number may be increased by the board. Over time the board of directors has increased its size to six directors. The proxies granted by the shareholders will be voted at the annual meeting for the election of the six persons listed below as our directors. All of the nominees were elected to the board of directors at the 2004 annual meeting of shareholders.

Nominees for Director

B. Steven Springrose
L. John Ankney
Stanley N. Bormann
David A. Heiden
C. Roger Jones
Spencer M. Vawter

        In the event that one of more of the above named persons becomes unavailable for election, votes will be cast pursuant to authority granted by the enclosed proxy for such person or persons as may be designated by the board of directors, unless the board of directors determines to reduce its size appropriately.

Directors, Nominees for Director and Executive Officers

        Our directors (each of whom is a nominees for director) and executive officers are as follows:

Name	Age	Position
B. Steven Springrose	56	Director and Chief Executive Officer of Biotel, Carolina Medical and Advanced Biosensor

C. Roger Jones	67	Director and Chairman

Stanley N. Bormann	64	Director

L. John Ankney	76	Director

David A. Heiden	57	Director

Spencer W. Vawter	68	Director

Harold A. Strandquist	56	Chief Executive Officer of Braemar

Judy E. Naus	60	Chief Financial Officer of Biotel; Vice President and Chief Financial Officer of Braemar

        B. Steven Springrose has served as Biotel’s President and Chief Executive Officer since July 2003, as Secretary since 1982, and as a director since 1982. Mr. Springrose also serves as Carolina Medical and Advanced Biosensor’s Chief Executive Officer. Mr. Springrose was employed in a management position with Biotel from 1982 through 1998 and in a management position with Braemar, Inc. from January 1999 to November 1999. Mr. Springrose served as an independent contractor for pacemaker sales from 2000 to 2004. Mr. Springrose earned his bachelor of science degree from the University of Minnesota and a master of science degree from Washington University in St. Louis, Missouri, in biomedical engineering. He also earned an MBA from the University of St. Thomas, and holds three patents.

        C. Roger Jones has served on Biotel’s board of directors since 1998 and currently serves as the Chairman of the Board. Mr. Jones currently serves as an independent consultant to various medical related businesses. He previously served as President and Chief Operating Officer of Carolina Medical from 1985 to 1989. From 1970 to 1985, he was Vice President of Sales and Marketing for Carolina Medical, where he also served in various other capacities since 1961. He has been Chairman of Eagle Company, Inc., a private company, since 1988.

        Stanley N. Bormann has served on Biotel’s board of directors since 1999. Mr. Bormann served as the president of Braemar Inc. from 1989 until he retired in October 2002. He continues to serve as a consultant to Braemar and Biotel. Mr. Bormann received a bachelor of science degree in mechanical engineering from the University of Minnesota in 1964, with additional credits in business disciplines. Prior to his employment at Biotel, Mr. Bormann held positions at Honeywell International, Inc. in manufacturing engineering, and with Control Data Corporation in engineering, field operation, product development and marketing.

        L. John Ankney has served on Biotel’s board of directors since 1998. Mr. Ankney has acted as an independent consultant to several companies since 1993. He served as President and director from 1970 through 1993 for Transnational Electronic and Funding Corporation, a private investment, venture capital and management consulting company. Mr. Ankney also served as a director of Digilog, Inc., a public company, from 1974 to 1989. He graduated from the Capitol Institute of Technology and earned a Master of Business and Public Administration degree from Southeastern University in Washington, D.C.

        David A. Heiden has served on Biotel’s board of directors since 1998. Since 1999 Mr. Heiden has been serving as executive vice president of Video Display Corporation, a public company (VIDE). From 1989 to 1998 he was President and CEO of Urological Care America, Inc., a private company that assisted urology practices in the managed care environment. He served as President and CEO of Lithotripter Technologies of the Americas from 1985 to 1989. Prior to that he was the Vice President of Marketing and Sales for Dornier Medical Systems, a private company.

        Spencer M. Vawter has served on Biotel's board of directors since 1998. Mr. Vawter is currently a private consultant to several companies. He retired in 2002 from his position as Vice President of Argonaut Technologies Systems Inc., a position he had held since 2001. Argonaut Technologies Systems Inc. is a public company that develops and markets software automation products for the chemical laboratory market (AGNT). Between 1995 and 2001, Mr. Vawter served as President and CEO of Camile Products, LLC, a developer and producer of chemical laboratory automation equipment and software. Camile Products, LLC was acquired by Argonaut Technologies Systems, Inc. in 2001, whereupon Mr. Vawter assumed his duties there. Previously, Mr. Vawter served as President and Chief Executive Officer of several private urology, ultrasound and medical companies, including Mentor Urology, Avalon Technology, Biosound, and various divisions of Boehringer Mannhiem. He was also Senior Vice President of Bio-Dynamics and Director of Medical Instrumentation for the American Medical Association. Mr. Vawter holds a bachelor of arts degree from Franklin College, Franklin, Indiana, and a master of science degree from DePaul University, Chicago, Illinois.

        Harold A. Strandquist has served as the President of Braemar Corporation since November 2002. He began working for Braemar in February 2002. Mr. Strandquist was Central Regional Sales Director for ELA Medical, Inc., a division of Sanofi Diagnostics Pasteur SA (of France), a pacemaker and ICD manufacturer, for approximately four years before coming to Braemar. Previously he had worked as Director of Sales and Marketing for Angeion Corporation, and joined ELA Medical, Inc. when it acquired Angeion in 1998. He also worked for Medtronic Inc. in various sales and marketing positions. Mr. Strandquist holds a bachelor of science degree with dual majors in chemistry and economics, as well as an MBA in management. In addition, he has Heart Rhythm Society (f/k/a North American Society for Pacing and Electrophysiology) certification in electro-physiology.

        Judy E. Naus has served as the Chief Financial Officer of Biotel since November 2003. She also serves as the Chief Financial Officer and Vice President of Braemar, a position she has held since 1997. Ms. Naus holds a bachelor of arts degree in business administration/accounting from Augsburg College in Minneapolis, Minnesota and has been employed with Braemar since 1977.

Committees and Meetings of the Board of Directors

        Spencer M. Vawter (Chairperson), L. John Ankney and David A. Heiden are the current members of the audit committee of the board of directors. Each is an "independent member," as that term is defined in the rules promulgated by the Nasdaq Stock Market. The audit committee represents the board in discharging its responsibilities relating to our accounting, reporting and financial control practices. The audit committee has general responsibility for review with management of our financial controls, accounting, and audit and reporting activities. It annually reviews the qualifications and engagement of our independent accountants, makes recommendations to the board as to their selection, reviews the scope, fees, and results of their audit and reviews their management comment letters. The audit committee does not currently have a charter but is in the process of adopting one. Mr. Ankney is a "financial expert," as that term is used in the Exchange Act.

        L. John Ankney (Chairperson) and Spencer Vawter are the current members of the compensation/nominating committee, which administers the 2001 Incentive Compensation Plan, oversees compensation for directors, officers and key employees of Biotel and identifies and selects nominees for directors. The committee does not have a charter. Each is an “independent member,” as that term is defined in the rules promulgated by the Nasdaq Stock Market.

        Spencer M. Vawter (Chairperson), L. John Ankney and B. Steven Springrose are the current members of Biotel's strategic and long range planning committee. The purpose of the committee is to analyze and suggest strategies to develop and enhance the long-term shareholder value and liquidity of Biotel.

        During the fiscal year ended June 30, 2005, the board of directors met four times. The audit committee met three times, the compensation/nominating committee did not formally meet and the strategic and long-range planning committee met twice during this period. Except for David A. Heiden, each director attended, in person or by telephone, 75% or more of the aggregate total of meetings of the board of directors and meetings of committees of the board of directors on which the director serves. Five of the six directors comprising our board attended the 2004 annual meeting of shareholders.

Audit Committee Report

        The audit committee has reviewed and discussed with management, Biotel’s audited financial statements for the fiscal year ended June 30, 2005. The audit committee has also discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61 (SAS 61 – Communication with Audit Committees), as amended, relating to the auditors’ judgment about the quality of the accounting principles, judgments and estimates, as applied in their financial reporting.

        The audit committee has received the written disclosures from the independent public accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, that relates to the accountants’ independence from Biotel, and has discussed with the independent public accountants their independence.

        Based on the reviews and discussions referred to above, the audit committee recommended to the board that the audited financial statements, referred to above, be included in the annual report on Form 10-KSB for the fiscal year ended June 30, 2005 for filing with the Securities and Exchange Commission.

Spencer M. Vawter (Chairperson)
L. John Ankney
David A. Heiden

Director Nomination Process

        In addition to overseeing the compensation for directors, officers and key employees of Biotel, the compensation/nominating committee periodically reviews whether the size of the board is appropriate to oversee and manage the company. If not, the committee makes appropriate changes to the size of the board. The committee also assesses whether any director vacancies are expected. If a board vacancy is likely to occur, then the committee considers candidates, including those known to the directors as well as candidates recommended by management, search firms, shareholders and other sources. The committee members conduct the initial evaluation of prospective directors and, if appropriate, follow-up by gathering information on the candidates from third parties. One or more of the committee’s members will interview in person or by phone those prospective candidates which suit Biotel’s needs. The board of directors as a whole will then evaluate the candidates and make the final decision of who to nominate. The current nominees for election as directors were recommended by the current board of directors as a whole.

        When it seeks nominees for directors, the committee looks for candidates who it believes will make contributions to the board’s operations and will represent the interests of Biotel’s shareholders. The committee generally considers a number of criteria when it is identifying and selecting candidates, such as past accomplishments; expertise in areas important to Biotel’s success; personal qualities; and whether the prospective candidate has ample time to devote to Biotel’s affairs and will likely interact well with the other board members.

        The board will consider recommendations by shareholders of nominees for election as a director. Recommendations will need to be in writing, including a resume of the candidate’s business and personal background and include a signed consent that the candidate is willing to be considered as a nominee and will serve if elected. Shareholder recommendations will need to be sent to Biotel Inc., Attention: B. Steven Springrose, 11481 Rupp Drive, Burnsville, Minnesota 55337. Shareholder recommendations for nominees must be received no later than the date that shareholder proposals for action at the annual shareholder meeting are due.

Code of Business Conduct and Ethics

        Each of Biotel’s directors and employees, including its executive officers, are required to conduct themselves in accordance with ethical standards set forth in the Code of Business Conduct and Ethics adopted by the board of directors. The code is available on our website at www.biotelinc.com. Any amendments to or waivers from the code will be posted on Biotel’s website. Information on our website does not constitute part of this proxy statement.

Communications with Directors

        The board of directors has adopted a process for shareholders to communicate with directors. Shareholders may communicate with directors by sending a letter to the following address:

Biotel Inc. Attention: B. Steven Springrose 11481 Rupp Drive Burnsville, Minnesota 55337

Mr. Springrose reviews all letters received and sends a summary of the correspondence to the board on a regular basis, together with copies of letters that the corporate secretary believes require board attention. In addition, a record of all letters received by Biotel is maintained so that directors may review specific correspondence.

Vote Required

        The nominees who receive the highest number of affirmative votes at the meeting for each of the board seats will be elected as directors.

        The board of directors recommends that the shareholders vote “FOR” the election of the nominees for director.

EXECUTIVE COMPENSATION

        The following table presents summary information for the three fiscal years ended June 30, 2005, June 30, 2004 and June 30, 2003 concerning the compensation earned by our Chief Executive Officer and other executive officers whose salary and bonus were in excess of $100,000, including Biotel’s former Chief Executive Officer.

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other (1) ($)	Securities Underlying Options (#)
B. Steven Springrose(2)	2005	$135,000	$43,650	—	150,000
President and Chief	2004	$119,977	$9,674	—	80,000
Executive Officer of Biotel	2003	$21,031	—	—	—

Ronald G. Moyer(3)	2003	$87,873	—	—	—
Chief Executive Officer
of Biotel

Harold A. Strandquist	2005	$120,709	$49,988	$6,000	74,000
Chief Executive Officer	2004	$96,369	$12,887	$6,000	—
of Braemar	2003	$96,312	—	$3,000	—

(footnotes on following page)

(1)	Amounts reflect auto allowance.
(2)	Mr. Springrose served as Interim Chief Executive Officer of Biotel from January 31, 2003 through June 30, 2003, at which time he was appointed as the President and Chief Executive Officer.
(3)	Mr. Moyer served as Biotel’s Chief Executive Officer through January 26, 2003.
_________________

Option Grants During Fiscal Year End June 30, 2005

        The following tables summarize the stock option grants during fiscal year 2005 to the named executive officers and the value of all options held by the named executive officers as of June 30, 2005. No options were exercised during fiscal year 2005 by such individuals.

Option Grants During Fiscal Year Ended June 30, 2005

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees During Fiscal Year Ended June 30, 2005	Exercise Price ($/sh)	Expiration Date
B. Steven Springrose	60,000(1)	29.3%	$2.00	8/2/09

Harold A. Strandquist	50,000(2)	24.4%	$2.00	8/2/09
_________________
(1)	The option is subject to the following vesting schedule: (a) 20,000 shares vested on August 3, 2004, the date of grant, and (b) 20,000 shares vest on August 3, 2005 and August 3, 2006.
(2)	The option is subject to the following vesting schedule: (a) 12,500 shares vested on August 3, 2004, the date of grant, and (b) 12,500 shares vest on August 3, 2005, August 3, 2006 and August 3, 2007.
_________________

Aggregated Option Exercises During Fiscal Year Ended June 30, 2005
and Option Values at June 30, 2005

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Options at June 30, 2005 (#) Exercisable / Unexercisable	Value of Unexercised In-The-Money Options at June 30, 2005 ($)(2) Exercisable / Unexercisable
B. Steven Springrose	—	—	52,000/98,000	$44,000/$66,000

Harold A. Strandquist	—	—	49,000/25,000	$33,000/—
_________________
(1)

The value realized is determined by multiplying the number of shares exercised by the favorable difference between the exercise price per share and the closing bid price per share on the date of exercise.

(2)

The value of unexercised in-the-money options is determined by multiplying the number of shares subject to such options by the favorable difference between the exercise price per share and $2.00, the closing price per share on June 30, 2005.

_________________

Board of Director Compensation

        Upon an initial election to the board of directors, a director typically receives a one-time option grant of 10,000 shares of common stock. The chairman of the board of directors receives annual compensation of $12,000 for board services. The other non-employee directors each receive additional annual compensation of $4,000 for board services, including any committee service. B. Steven Springrose, the only employee director, does not receive any compensation other than his compensation package as an employee of Biotel and the initial stock option grant. The directors are also reimbursed for travel, lodging and other reasonable expenses incurred in attending board of directors or committee meetings.

Certain Transactions

        Carolina Medical leases its facilities pursuant to a five-year lease agreement with King Investment Partners, an entity in which C. Roger Jones, a director, is a partner. Total rent expense to King Investment Partners was $50,400 for each of the fiscal years ended June 30, 2005 and June 30, 2004, respectively. The lease expires on April 30, 2008.

        We paid C. Roger Jones, a director, $9,165 in consulting fees, during the fiscal year ended June 30, 2005.

        In September 2002, we issued a promissory note to Ronald Ordway (a greater than 5% shareholder) in the principal amount of $500,000. The note accrued interest at an annual rate of 12%. During the fiscal year ended June 30, 2004, we paid $9,173 in interest to Mr. Ordway under the note. The note was repaid in its entirety in July 2003.

        In September 2002, we issued a promissory note at an annual interest rate of 9½% to Bernard B. Klawans (a greater than 5% shareholder) in the principal amount of $370,000. During the fiscal year ended June 30, 2004, we paid $26,613 in interest to Mr. Klawans under the note. The note was repaid in its entirety in March 2004.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
BIOTEL’S EQUITY COMPENSATION PLAN

        The following table sets forth certain information about Biotel common stock that may be issued upon the exercise of options as of June 30, 2005 under the 2001 Incentive Compensation Plan, which is Biotel’s only equity compensation plan.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans
approved by security holders	354,000	$1.1379	296,000

Equity compensation plans
not approved by securities holders	—	—	—

Total	354,000	$1.1379	296,000

COMPLIANCE WITH SECTION 16(a)
OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934 requires Biotel’s directors and officers, and persons who own more than 10% of Biotel’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and 10% shareholders are also required by SEC regulation to furnish us with copies of all Section 16(a) reports forms they file.

        To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended June 30, 2005, our officers, directors and 10% shareholders complied with their Section 16(a) filing requirements in a timely manner, except for: (a) Ronald D. Ordway (a former owner of more than 10% of our common stock), who failed to timely file one Form 4 report to report a stock sale in February 2005, and (b) L. John Ankney, who failed to timely file two Form 4 reports to report stock sales in February 2005.

INDEPENDENT AUDITORS

        The audit committee and the board of directors approved the appointment of Elliott Davis, LLP as Biotel’s independent auditor for the fiscal year ending June 30, 2006. Representatives of Elliott Davis, LLP are not expected to be present at the meeting, but will have an opportunity to make a statement telephonically if they desire to do so and will be available to respond to appropriate questions.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        Biotel’s independent auditor has not resigned, declined to stand for re-election or been dismissed in either of the two most recent fiscal years. Elliott Davis, LLP has served as Biotel’s auditor during this two-year period.

Independent Auditor’s Fees

        The following table presents fees for professional services rendered by Elliott Davis, LLP for the audit of Biotel’s financial statements for the fiscal years ended June 30, 2005 and June 30, 2004, and fees billed by Elliott Davis, LLP for other services during those periods:

	2005	2004
Audit Fees	$78,500	$38,750
Audit Related Fees	2,200	2,375
Tax Fees	766	565
All Other Fees	—	—

Total	$81,466	$41,690

        Audit Fees were for professional services for auditing and reviewing Biotel’s financial statements, as well as for consents and assistance with and review of documents filed with the Securities and Exchange Commission.

        Audit Related Fees were for professional services related to auditing and reviewing Biotel’s financial statements, including advising Biotel as to complying with accounting policies and transactional planning.

        Tax Fees were for professional services for tax planning and compliance.

        All Other Fees were for professional services not applicable to the other categories.

Approval of Independent Auditors’ Services

        The audit committee meets prior to filing any Form 10-QSB or 10-KSB to approve those filings. In addition, the committee meets to discuss audit plans and anticipated fees for audit and tax work prior to the commencement of that work, and approves the engagement of the independent auditors before the independent auditors are engaged. All fees paid to the independent auditors are pre-approved by the audit committee. These services may include audit services, audit-related services, tax services and other services.

PROPOSALS OF SHAREHOLDERS

        Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at our 2006 annual meeting must be received by us by June 30, 2006. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. We suggest that you submit your proposal by certified mail — return receipt requested. If you intend to present a proposal at our 2006 annual meeting without including such proposal in our proxy statement, then you must provide us with notice of such proposal no later than September 13, 2006. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

        The board of directors does not intend to bring before the meeting any business other than as set forth in this proxy statement, and has not been informed that any other business is to be presented to the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

        Please sign and return promptly the enclosed proxy in the envelope provided if you are a holder of common stock. The signing of a proxy will not prevent your attending the meeting and voting in person.

BY ORDER OF THE BOARD OF DIRECTORS

B. Steven Springrose
President and
Chief Executive Officer

October 28, 2005

BIOTEL INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned having duly received the Notice of Annual Meeting and the Proxy Statement dated October 28, 2005, hereby appoints the President and Chief Executive Officer, B. Steven Springrose, and the Chief Financial Officer, Judy E. Naus, as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all common shares of Biotel Inc. held of record by the undersigned on October 14, 2005, at the Annual Meeting of Shareholders to be held on November 21, 2005 at 11481 Rupp Drive, Burnsville, Minnesota 55337, at 3:00 p.m., Central Daylight Time, and at any adjournment thereof.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

1.	PROPOSAL TO ELECT SIX DIRECTORS	☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

B. Steven Springrose	L. John Ankney	Stanley N. Bormann
David A. Heiden	C. Roger Jones	Spencer M. Vawter

INSTRUCTION: To withhold authority to vote for an individual nominee or nominees, write the person’s name on the line below.

2.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT.

        This Proxy, when properly executed, will be voted in the manner directed on the Proxy by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD LISTED IN PROPOSAL 1.

        Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. If signing as attorney, guardian, executor, administrator or trustee, please give full title as such. If a corporation, please sign in the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

(Signature)

(Signature, if held jointly)

Dated: ___________________________, 2005

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.